EX-99.19a-1

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	November-2023
Distribution amount per share	$0.01365

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00682	50%	0.08797	51%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00683	50%	0.08452	49%
Total (per common share)	0.01365	100%	0.17249	100%
Average annual total return (in relation to NAV) for the five years ended 10-31-2023	1.99%
Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2023	9.52%
Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2023	3.22%
Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2023	10.03%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1123

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	October-2023
Distribution amount per share	$0.01420

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00909	64%	0.08101	51%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00511	36%	0.07783	49%
Total (per common share)	0.01420	100%	0.15884	100%
Average annual total return (in relation to NAV) for the five years ended 9-30-2023	1.93%
Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2023	9.63%
Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2023	5.26%
Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2023	8.97%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-1023

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	September-2023
Distribution amount per share	$0.01430

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00686	48%	0.07232	50%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00744	52%	0.07232	50%
Total (per common share)	0.01430	100%	0.14464	100%
Average annual total return (in relation to NAV) for the five years ended 8-31-2023	2.40%
Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2023	9.43%
Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2023	7.26%
Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2023	7.95%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0923

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	August-2023
Distribution amount per share	$0.01446

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	0.00564	39%	0.06517	50%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00882	61%	0.06517	50%
Total (per common share)	0.01446	100%	0.13034	100%
Average annual total return (in relation to NAV) for the five years ended 7-31-2023	2.61%
Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2023	9.43%
Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2023	7.51%
Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2023	7.08%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0823

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	July-2023
Distribution amount per share	$0.01438

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00719	50%	$0.06026	52%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00719	50%	0.05562	48%
Total (per common share)	$0.01438	100%	$0.11588	100%
Average annual total return (in relation to NAV) for the five years ended 6-30-2023				2.53%
Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2023				9.48%
Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2023				5.46%
Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2023				6.37%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0723

MFS® Intermediate High Income Fund

P.O. Box 43078

Providence, RI 02940-3078

Notice to shareholders — Source of distribution

Distribution period	June-2023
Distribution amount per share	$0.01441

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund's fiscal year begins each December 1st. All amounts are expressed per common share.

		% Breakdown	Total cumulative	% Breakdown of the total
	Current	of current	distributions for the	cumulative distributions
	distribution	distribution	fiscal year to date	for the fiscal year to date
Net Investment Income	$0.00749	52%	$0.05278	52%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or
Other Capital Source	0.00692	48%	0.04872	48%
Total (per common share)	$0.01441	100%	$0.10150	100%
Average annual total return (in relation to NAV) for the five years ended 5-31-2023				2.14%
Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2023				9.61%
Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2023				3.41%
Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2023				5.64%

You should not draw any conclusions about the fund's investment performance from the amount of this distribution or from the terms of the fund's managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes. If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

CIHSN-0623